SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934.

Filed by the Registrant (__X__)
Filed by Party other than the Registrant (_____)

Check the appropriate box:

(____)    Preliminary Proxy Statement
(__X_)    Definitive Proxy Statement
(____)    Definitive Additional Materials
(____)    Soliciting Material Pursuant to Sec. 240.14a-11(c) or
          Sec. 14a-12.
(____) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                          ASHWORTH, INC.
         (Name of Registrant as Specified in Its Charter)
         _______________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

(____)    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(I)(l),
          14a-6(I)(2) or Item 22(a)2) of Schedule 14A.
(____) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)(3).

1.  Title of each class of securities to which transaction applies:
    Not applicable.

2.  Aggregate number of securities to which transaction applies:
    Not applicable.

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:
            Not applicable.

4.  Proposed maximum aggregate value of transaction:
            Not applicable.

5.  Total fee paid: None due.

(____)  Fee paid previously with preliminary materials.
(____) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.  Amount Previously Paid:
2.  Form, Schedule or Registration Statement No.:
3.  Filing Party:
4.  Date Filed:

                          ASHWORTH, INC.
                      2791 Loker Avenue West
                    Carlsbad, California 92008
                          (619) 438-6610

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD APRIL 29, 1997

TO THE STOCKHOLDERS OF ASHWORTH, INC.

    NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Ashworth, Inc., a Delaware corporation (the Company), will be held in the Theatre at LaCosta Resort and Spa, Costa Del Mar Road, Carlsbad, California, on April 29, 1997, at 2:00 p.m., Pacific Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

    1. To elect directors of the Company to serve until the Annual Meeting of Stockholders to be held in the year 2000 and until their successors have been duly elected and qualified.

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    A proxy statement explaining the matters to be acted upon at the meeting is enclosed. Please read it carefully.

    Only holders of record of the $.001 par value Common Stock of the Company at the close of business on March 17, 1997, will be entitled to notice of and to vote at the meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Company.

    All stockholders, whether or not they expect to attend the annual meeting of stockholders in person, are urged to sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

                              BY ORDER OF THE BOARD OF DIRECTORS
                              /s/Monica M. McKenzie
                              MONICA M. MCKENZIE
                              SECRETARY

Carlsbad, California
March 21, 1997

                          ASHWORTH, INC.
                      2791 Loker Avenue West
                    Carlsbad, California 92008
                          (619) 438-6610


                         PROXY STATEMENT


                  ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD APRIL 29, 1997
                       GENERAL INFORMATION

   The enclosed proxy is solicited by and on behalf of the Board of Directors of Ashworth, Inc., a Delaware corporation (the Company), for use at the Company's Annual Meeting of Stockholders to be held in the Theatre at LaCosta Resort and Spa, Costa Del Mar Road, Carlsbad, California, on April 29, 1997, at 2:00 p.m., Pacific Time, and at any and all adjournments thereof. It is anticipated that this proxy statement and the accompanying proxy will be mailed to the Company's stockholders on or about March 21, 1997. All shares represented by valid proxies will be voted in accordance therewith at the meeting.

THE BOARD OF DIRECTORS URGES EACH STOCKHOLDER TO MARK, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE AS PROMPTLY AS POSSIBLE.

   Any person signing and returning the enclosed proxy may revoke it at any time before it is voted by (i) giving a later dated written revocation of proxy to the Company, or (ii) providing a later dated amended proxy to the Company, or (iii) voting in person at the meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to stockholders, will be borne by the Company. It is anticipated that solicitations of proxies for the meeting will be made only by use of the mails; however, the Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for the reasonable out-of-pocket expenses incurred by them in that connection.

               SHARES OUTSTANDING AND VOTING RIGHTS

   All voting rights are vested exclusively in the holders of the Company's $.001 par value Common Stock, with each share entitled to one vote. Only stockholders of record at the close of business on March 17, 1997 (the record date), are entitled to notice of and to vote at the meeting or any adjournment thereof. On the record date, the Company had 12,185,626 shares of its $.001 par value Common Stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the meeting, including the election of the director.

   Under Delaware law, unless otherwise provided in the Company's certificate of incorporation or bylaws, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
The Company's certificate of incorporation and bylaws do not require a greater or lesser vote. Only those votes cast FOR the election of a director or WITHHELD will be counted for purposes of determining the number of votes required to elect the director. Abstentions and broker non-votes will not be counted for any purpose except for the purpose of establishing a quorum.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth the number and percentage of 12,179,626 issued and outstanding shares of the Company's $.001 par value Common Stock owned beneficially, as of January 8, 1997 by (1) any person who is known to the Company to be, or to claim to be, the beneficial owner of more than 5% of such Common Stock, (2) by each of the directors, (3) each of the executive officers, and (4) all directors and officers as a group. Each person has sole voting power and sole investment powers with respect to the shares. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

                             Shares Beneficially Owned           Percent
           Name               Shares   Options(1)(2)    Total    Owned(3)
                              (#)          (#)           (#)      (%)

     Gerald W. Montiel        50,840      850,000      900,840     6.9
     John L. Ashworth         98,109      520,000      618,109     4.9
     A. John Newman             -0-        85,000       85,000       *
     Mary Montiel               -0-        55,500       55,500       *
     Monica M. McKenzie         -0-        50,500       50,500       *
     Andre P. Gambucci        67,500       37,500      105,000       *
     John M. Hanson, Jr.        -0-        27,500       27,500       *
     All executive officers
      and directors as a
      group (8 persons)      216,449    1,626,000    1,842,449    13.4
     Fred Couples            543,000      700,000    1,243,000     9.7

* Less than one percent.
(1) Represents shares of Common Stock which may be acquired pursuant to presently exercisable stock options, including stock options exercisable within 60 days of January 8, 1997.
(2) Only the below indicated options have exercise prices which are less than the market price of the Company's Common Stock on January 8, 1997 ($6.50):
  Mr. Montiel        500,000
  Mr. Ashworth        95,000
  Mr. Newman          20,000
  Ms. Montiel          3,000
  Ms. McKenzie         8,000
  Mr. Gambucci         2,500
  Mr. Hanson           2,500
  Mr. Couples        150,000
(3) For the purpose of computing the percentage of outstanding shares owned by each of the above persons, the shares issuable pursuant to presently exercisable stock options held by such person are deemed to be outstanding and have been added to the shares actually issued and outstanding, at January 8, 1997, pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Such options are not deemed to be outstanding for the purpose of computing the percentage owned by any other person, except for all officers and directors as a group.

                      ELECTION OF DIRECTORS

   THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF JOHN M. HANSON, JR. AND RANDALL L. HERREL, SR., AS DIRECTORS. If elected, Messrs. Hanson and Herrel will hold office until the annual meeting of stockholders to be held in the year 2000 and until their successors are elected and qualified or their earlier death, resignation or removal. IT IS INTENDED THAT SHARES REPRESENTED BY PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED "FOR" THE ELECTION OF MESSRS. HANSON AND HERREL UNLESS A CONTRARY DIRECTION IS INDICATED. If at the time of the meeting either Mr. Hanson or Mr. Herrel is unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee, if any, as shall be designated by the Board of Directors.

   Neither Mr. Hanson nor Mr. Herrel hold a directorship in any other company having a class of securities registered under the Securities Exchange Act of 1934, as amended, or in any company registered as an investment company under the Investment Company Act of 1940, as amended.

              MEETINGS AND COMMITTEES OF THE BOARD

   During the 1996 fiscal year, the Board of Directors met in person four times and took corporate action five times by unanimous written consent of the directors in lieu of meetings of the directors. The audit committee composed of Andre P. Gambucci, Chair, and John M. Hanson, Jr., met in person one time in fiscal 1996. This committee was formed to oversee the accounting controls for the Company. Pursuant to the requirements of the Company's NASDAQ

National Market System agreement, the audit committee consists of a majority of outside directors. During the 1996 fiscal year, the compensation committee, composed of Messrs. Gambucci and Hanson, took action five times by unanimous written consent in lieu of a meeting of the committee. This committee recommends to the Board of Directors the compensation for executive officers and, until November 1, 1996, administered the Company's Stock Option Plans. At the present time, the Board of Directors administers the Stock Option Plans.

                DIRECTORS AND EXECUTIVE OFFICERS

   The Company's directors and executive officers are:


      Name (Age)                            Position
   Gerald W. Montiel (50)            Chairman of the Board
   Randall L. Herrel, Sr. (46)       President and Chief Executive
                                     Officer
   John L. Ashworth (37)             Senior Executive Vice President
                                      - Creative Director
   A. John Newman (60)               Vice President - Finance,
                                     Chief Financial Officer,
                                     Chief Accounting Officer,
                                     and Treasurer
   Mary Montiel (44)                 Vice President - Manufacturing
                                     & Design
   Monica M. McKenzie (63)           General Counsel and Secretary
   Andre P. Gambucci (68)            Director
   John M. Hanson, Jr. (56)          Director

   The directors are divided into three classes, each class as nearly equal in number as possible, with an annual election of each class for a term of three years. The terms of Messrs. Hanson and Herrel expire in 1997, and the stockholders are being asked to elect each of them for an additional three-year term to serve until the annual stockholders meeting to be held in the year 2000 and until their successors are duly elected and qualified. The terms of Messrs. Ashworth and Gambucci expire in 1998, and Mr. Montiel's term expires in 1999. The directors serve until their terms expire and until their successors are duly elected and qualified or until their death, resignation or removal. The executive officers of the Company are elected at the annual meeting of the Board of Directors and serve at its discretion.

Business Experience

   Gerald W. Montiel is a founder of the Company and has been its chairman of the board of directors since the inception of the Company in March 1987. He served as chief executive officer from 1988 to April 1995 and president from the Company's inception to October 1993 and again from January 15, 1996, to December 8, 1996. Mr. Montiel also served as treasurer from October 1989 to December 1991 and chief financial officer from January 1990 to December 1991.

   Randall L. Herrel, Sr. has been a director, president, and chief executive officer since December 9, 1996. Mr. Herrel served as president and chief operating officer of Quiksilver, Inc., a sports apparel company in Newport Beach, California for the past two years. Mr. Herrel joined Quiksilver in June 1989 and also served at various times as chief financial officer, treasurer and secretary.

   John L. Ashworth is a founder of the Company and has been a director since its inception. Mr. Ashworth has served as a vice president since October 1989 and currently serves as senior executive vice president - creative director. He served as secretary from March 1987 to January 1990.

   Andre P. Gambucci  has been a director of the Company since June
1991. Mr. Gambucci was a senior vice president and director of marketing of Acordia of Colorado, a general insurance agency and insurance brokerage firm in Colorado Springs, Colorado, from 1982 until December 31, 1995, when he retired. He is now a consultant for Acordia National and special assistant to the president of American Specialty Services, an insurance company.

   John M. Hanson, Jr. has been a director of the Company since April 1994. Mr. Hanson has been a shareholder and officer of John M. Hanson
& Company, a professional corporation practicing accounting, from 1968 to the present. The firm has been retained to prepare the Company's tax returns for fiscal 1996.

   John Newman has served as chief accounting officer since January 1990 and vice president-finance, treasurer, and chief financial officer since December 1991. He also served as the company's controller from 1988 to January 1990 and secretary from January 1990 until May 1993.

   Mary Montiel was elected vice president - manufacturing and design in December 1994. She served as production manager from April 1991 until December 1994. She was president and chief financial officer of Mondav Corporation, an auto parts supplier, from 1988 to April 1991. Ms. Montiel is the sister of Gerald Montiel, the Company's chairman of the board.

   Monica M. McKenzie has served as general counsel since April 1993 and was elected to the position of secretary in May 1993. She was formerly a partner of the Denver, Colorado, law firm of Gorsuch Kirgis L.L.C., the Company's outside legal counsel.

Section 16(a) Beneficial Ownership
Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership of the Company's securities with the Securities and Exchange Commission. To the best of the Company's information and belief, no person beneficially owns more than ten percent of the Company's securities. The executive officers and directors are required to furnish the Company with information concerning their ownership of the securities and with copies of such filings.

   Based solely on a review of such information and the copies of the filings furnished by executive officers and directors to the Company, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during fiscal 1996.

                     EXECUTIVE COMPENSATION.

   The following information sets forth the executive compensation of the Company's chief executive officer and each of the four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the last fiscal year.

                   Summary Compensation Table

                                         Long-Term        All Other
                                        Compensation    Compensation
                             Annual       Awards       Split     401(k)
    Name and               Compensation    Stock       Dollar   Savings
  Principal Position       Year  Salary   Options      Policy     Plan
                                    ($)       (#)       ($)       ($)
Gerald W. Montiel           1996  314,483   450,000        996     4,726
Chief Executive Officer     1995  315,065   300,000      1,062     4,011
(from January 16, 1996)     1994  312,693         0      1,283     3,538
Richard H. Werschkul (a)    1996   63,705         0          0       810
Chief Executive Officer     1995  242,740   200,000          0     3,088
(until January 15, 1996)    1994  220,462   150,000          0     2,740
John L. Ashworth            1996  264,668   125,000          0     2,795
Senior Exec. Vice           1995  264,741   260,000          0     3,385
 President -                1994  263,514    40,000          0     3,367
Creative Director
A. John Newman              1996  161,230    45,000          0     2,551
Vice President - Finance    1995  160,385         0          0     2,430
CFO, CAO, Treasurer         1994  145,173    20,000          0     1,976
Mary Montiel                1996  146,904    60,000          0     1,043
Vice President -            1995  112,693     5,000          0         0
Manufacturing and Design    1994   65,077    12,500          0         0
Monica M. McKenzie          1996  127,324    25,000          0     2,010
General Counsel and         1995  125,480         0          0     1,832
Secretary                   1994  112,001    12,500          0     1,185

(a) Upon termination of employment on January 15, 1996, Mr. Werschkul entered into a two-year non-compete and consulting agreement for which the Company agreed to pay him $240,000 during the first year.

                Option Grants in Last Fiscal Year

<CAPTIONS>
                                                        Potential Realizable
                                                          Value at Assumed
                                                        Annual Rate of Stock
                                                         Price Appreciation
                        Individual Grants                  For Option Term
                                 % of
                               Total
                               Options
                    Number of  Granted
                  Securities      to     Exercise
                  Underlying   Employees   or
                     Options   in Fiscal  Base  Expiration
Name                 Granted    Year     Price    Date       (5%)     (10%)
                      (#)                ($/sh)
Gerald W. Montiel    150,000             5.50  01/21/04     335,858   782,692
                     150,000             6.00  12/31/04     429,710 1,029,230
                     150,000    35.6     6.50  12/31/05(a)  537,545 1,323,999
John L. Ashworth     125,000     9.9     6.50  12/31/00     175,099   377,081
John Newman           10,000             6.00  12/31/98(b)    6,150    12,600
                      10,000             6.50  12/31/00      14,008    30,167
                      10,000             6.50  12/31/01      17,958    39,683
                      15,000     3.6     6.50  09/17/01      26,937    59,525
Mary Montiel          10,000             6.50  12/31/00      14,008    30,167
                      25,000             6.50  09/17/01      44,896    99,208
                      25,000     4.7     6.50  12/31/02(a)   55,266   125,379
Monica M. McKenzie    10,000             6.50  12/31/00      14,008    30,167
                      15,000     2.0     6.50  09/17/01      26,937    59,525

(a) These options are not exercisable until January 1, 1998.
(b) This option replaced an option to purchase 10,000 shares at $6.00 which expired on 12/31/95.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option
Values

                                        Number of
                                        Securities           Value of
                                        Underlying          Unexercised
                                        Unexercised         In-the-Money
                   Shares             Options at FY-End  Options at FY-End
                  Acquired     Value    Exercisable/        Exercisable/
Name             on Exercise  Realized    Unexercisable      Unexercisable
                      (#)        ($)          (#)                ($)
Gerald W. Montiel     50,000    159,500   700,000/400,000    250,000/125,000
Richard H. Werschkul       0          0   275,000/0           87,500/0
John L. Ashworth      75,000    267,375   520,000/200,000     47,500/100,000
John Newman                0          0    85,000/0           10,000/0
Mary Montiel               0          0    55,500/25,000       1,500/0
Monica M. McKenzie         0          0    50,500/0            4,000/0

Report of Repricing Options

      On January 22, 1996, the Compensation Committee authorized the repricing and extension of the expiration dates of certain options held by the executive officers in lieu of an increase of annual compensation. The exercise price was set at the market price of the Company's common stock. The following schedule sets forth the repriced and extended options.

      This Report was furnished by Messrs. Hanson and Gambucci.

                           Ten-Year Option Repricing

<CAPTIONS>

                                                                    Length of
                                                                     Original
                                                                      Option
                          Number of                                    Term
                         Securities  Market Price  Exercise          Remaining
                         Underlying   of Stock     Price at          at Date of
                          Options    at Time of     Time of    New    Repricing
                        Repriced or  Repricing or  Repricing  Exercise   or
Name              Date     Amended    Amendment   or Amendment Price  Amendment
                             (#)          ($)        ($)        ($)   (Months)
Gerald W. Montiel  1/22/96  100,000     $5.75       $10.50     $6.00      53
Chief Executive    1/22/96  100,000     $5.75       $10.50     $6.00      65
Officer            1/22/96  100,000     $5.75       $10.50     $6.00      77

John L. Ashworth   1/22/96  60,000      $5.75       $10.50     $6.00      53
Sr. Executive      1/22/96 100,000      $5.75       $10.50     $6.00      65
Vice President     1/22/96 100,000      $5.75       $10.50     $6.00      77

John Newman        1/22/96  10,000      $5.75        $6.00     $6.00       0
Vice President -
Finance

Mary Montiel       1/22/96   3,000      $5.75        $8.00     $6.00       3
Vice President -
Production & Design

Monica M. McKenzie 1/22/96   8,000      $5.75        $7.25     $6.00       3
General Counsel
and Secretary

Compensation of directors

  Directors who are not employees of the Company each receive annual compensation of $10,000 plus $1,000 and expenses for attendance at each board meeting. Such directors also receive quarterly stock options to purchase shares of the Company's $.001 par value Common Stock for each quarter during which they serve as directors and for each committee on which they serve during each quarter. All directors receive an annual $1,000 apparel allowance. No other arrangement exists pursuant to which any director of the Company was compensated during the Company's last fiscal year for any service provided as a director.

Employment Contracts and Termination of Employment and Change of Control Arrangements

  The Company has executive employment agreements with Gerald W.
Montiel, Randall L. Herrel, Sr., and John L. Ashworth. Under the terms of the agreements with Messrs. Montiel and Ashworth, the Company may terminate the executive's employment upon 30 days notice, and the executive may terminate his employment upon 90 days notice to the Company.
The agreement with Mr. Herrel provides for employment for an initial term of three years through November 30, 1999, with automatic renewal each year unless either party gives to the other six-month written notice of non-renewal. The agreements provide that base salary is to be determined periodically at the discretion of the board of directors on the basis of merit and the Company's financial success and progress. A bonus is to be paid to Mr. Herrel on January 15, 1998, based on the Company's earnings per share and Mr. Herrel's then base salary. If the earnings per share are from $.46 to $.54, the bonus will be from 15% to 85% of his then base salary. The Company agreed to pay the executives an annual bonus equal to the premium due on life insurance policies with a face value of $1,000,000 for Messrs. Montiel and Herrel and $2,000,000 for Mr. Ashworth.
The Company also pays the premium on a split dollar insurance policy with a face value of $1,000,000 on the life of Mr. Montiel. The agreements with Messrs. Montiel and Ashworth include noncompete provisions following termination of employment for which the Company has agreed to pay each executive compensation based upon a percentage of his then current salary as consideration for the noncompete agreement. The noncompete period is ten years with the noncompete consideration to be an amount equal to 100% of the executive's then current salary for the first year and 40% of such salary for the next nine years. In the event of the executive's death during employment with the Company, his beneficiary or estate will receive an amount equal to the noncompete consideration. The Company has purchased term life insurance to provide the funds in such event. The agreement with Mr. Herrel includes severance payments upon termination of employment under specific circumstances, such payments ranging from one-half to two times his then annual base salary.

  The Company has key person life insurance payable to the Company on the lives of Messrs. Montiel and Ashworth in the amount of $1,000,000 and $300,000, respectively.

Board Compensation Committee Report

  The members of the Compensation Committee of the Board of Directors during fiscal 1996 included Andre Gambucci and John M. Hanson, Jr. Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies intended to attract, retain, and stimulate the performance of the Company's executive officers, provide such officers the opportunity to acquire a proprietary interest in the Company and an increased personal interest in the profitability of the Company, and thus stockholders' value, and provide competitive levels of long-term compensation for such officers. The criteria for determining a specific officer's compensation includes length of employment or previous experience, level of responsibility, contribution to the overall success of the Company, and individual performance with respect to achievement of the Company's goals. The goals, which include individual, department, and Company goals, are set at the beginning of each fiscal year and reviewed quarterly. The goals include sales, market share, quality control, production, inventory, and earnings per share. In reviewing management performance and compensation, the Committee also considers management's commitment and expected contribution to the long-term success of the Company through expansion of its international as well as domestic market, development of new products, and operational improvements. Compensation of the executive officers includes a base salary and annual and long-term incentive compensation consisting primarily of stock options.

             The compensation for the Company's chief executive officer is primarily based upon the rate of the Company's growth from year to year in terms of sales, expenses, and earnings per share.

  This report was furnished by Mr. Gambucci and Mr. Hanson.

       The rest of this page was intentionally left blank.

Performance Graph

  Set forth below is a line graph prepared by the Center for Research in Security Prices, University of Chicago, Chicago, Illinois, comparing the yearly percentage change in the Company's cumulative total shareholder returns on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market (U. S. Companies) and Nasdaq Stocks in the same Standard Industrial Classification as the Company (SIC 2300-2399).

<CAPTIONS>
                           10/31/91 10/30/92 10/29/93 10/31/94 10/31/95 10/31/96

Ashworth, Inc.              100.0     72.7    169.1     152.7     98.2     94.5
Nasdaq Stock Market         100.0    112.8    145.3     146.1    196.7    232.2
 (US Companies)
NASDAQ Stocks               100.0     60.4     70.7      70.7     47.7     41.0
 (SIC 2300-2399 US Companies)
  Apparel & other finished
  products - fabrics &
  like materials


Notes:
   A. The lines represent monthly index levels derived from compound daily returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D.  The index level for all series was set to $100.0 on 10/31/91.

             TRANSACTIONS WITH MANAGEMENT AND OTHERS

   John L. Ashworth, the Company's senior executive vice president-creative director, was extended a loan by the Company on May 1, 1995 in connection with the exercise of an option expiring May 1, 1995. The full recourse loan was in the principal amount of $306,000 and bore interest at a variable annual rate based upon the Bank of America prime rate on the 1st day of each month. Interest was payable in quarterly installments. The principal was paid in full on April 12, 1996.

   Mary Montiel, sister of Mr. Montiel, is an executive officer and
employee of the Company.   Her compensation is set forth above under
Executive Compensation. She is currently receiving an annual salary of $144,000. Ms. Montiel has been an employee of the Company serving in various positions since April 16, 1992. She served as production manager from April 1992 until December 1994 and vice president of manufacturing and design since that date.

   Carol Kettela, sister of Jerry Montiel and Mary Montiel, is an employee of the Company, presently serving as human resources manager.
In the year ended October 31, 1996, she had earned a salary of $61,143 and is currently receiving an annual salary of $56,700. Ms. Kettela has been an employee of the Company since April 7, 1992, initially in the position of administrative assistant to the chief executive officer and investor relations manager. She was appointed to the position of human resources manager in January 1996.

   David Kettela, brother-in-law of Mr. Montiel and husband of Carol Kettela, is an employee of the Company, presently serving as operations manager of the Ashworth Stores. In the year ended October 31, 1996, he had earned a salary of $68,106 and is currently receiving an annual salary of $65,250. Mr. Kettela has been an employee of the Company serving in various positions since January 25, 1993. He was appointed the operations manager of the Ashworth Stores Division in March 28, 1994.

   Michelle Zafiropoulos, daughter of Gerald W. Montiel, is an employee in the Company's Design and Product Development Department as a design manager. In the year ended October 31, 1996, she had earned a salary of $61,067 and is currently receiving an annual salary of $65,250. Ms. Zafiropoulos has been an employee of the Company since March 18, 1991, except for a brief period from April 28, 1995 to January 1, 1996

   Hank Ashworth, brother of Mr. Ashworth, is a sales representative of the Company. During the fiscal year ended October 31, 1996, he was paid sales commissions in the amount of $69,764. Mr. Ashworth also received severance pay of $32,533 for September 18, 1995 through January 31, 1996. He was national sales manager for the Ashworth core business from April 1994 through October 1996.

   Laura Gambucci, daughter of Mr. Gambucci, is an employee in the Company's Design and Product Development Department as a Design Manager. In the year ended October 31, 1996, she earned a salary of $84,646 and is currently receiving an annual salary of $75,600. Ms. Gambucci has been an employee of the Company since November 6, 1989.

   Eric Montiel, son of Gerald W. Montiel, is an employee of the Company, presently serving as Excess Resource Materials Manager. In the year ended October 31, 1996, he had earned a salary of $44,183 and is currently receiving an annual salary of $56,250. Eric Montiel has been an employee or sales representative of the Company from time to time since May 1991, his most recent employment period commencing January 1996.

   The Company has also entered into a promotion agreement with Fred Couples, who owns of record or beneficially more than 5% of the Company's Common Stock. The agreement requires Mr. Couples' exclusive endorsement and promotion of Ashworth products during his lifetime. The Company has agreed to compensate Mr. Couples for such services, the present value of which compensation is approximately $5,600,000. In addition, the Company has granted to Mr. Couples the right to receive options to purchase the Company's Common Stock upon his performance of specified services, including his participation in PGA tournaments. The exercise price of the options will be the fair market value of the Company's Common Stock at the time the options are granted, and the options will be exercisable for a period of seven years. The Company has also made certain price guaranties with respect to the options.

                SELECTION OF INDEPENDENT AUDITORS

   The Company has not yet selected its independent public auditors for the year ending October 31, 1997. The Audit Committee is expected to make a decision in the near future. The independent public accounting firm of Arthur Andersen LLP audited the financial statements of the Company for the period ended October 31, 1996. A representative of Arthur Andersen LLP is expected to be present at the stockholders meeting and available to respond to appropriate questions.

                          OTHER BUSINESS

   As of the date of this proxy statement, management of the Company was not aware of any other matter to be presented at the meeting other than as set forth herein. However, if any other matters are properly brought before the meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. An affirmative vote of a majority of shares present in person or represented by proxy at the meeting is necessary to approve any such matters.


                          ANNUAL REPORT

   The Company's Annual Report for the fiscal year ended October 31,
1996, accompanies this proxy statement. The audited financial statements of the Company are included in such Annual Report. Copies of the Form
10-K for the fiscal year ended October 31, 1996 and the exhibits thereto are available from the Company upon written request of a stockholder and payment of the Company's out-of-pocket expenses.

          DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
         FOR THE ANNUAL MEETING TO BE HELD IN APRIL 1998

   Any proposal from a stockholder intended to be presented at the Company's Annual Meeting of Stockholders to be held in April 1998, must be received at the offices of the Company, 2791 Loker Avenue West, Carlsbad, California 92008, no later than December 1, 1997, in order to be included in the Company's proxy statement and proxy relating to that meeting.

                              BY ORDER OF THE BOARD OF DIRECTORS
                              /s/Monica M. McKenzie
                              MONICA M. MCKENZIE
                              SECRETARY

Carlsbad, California
March 21, 1997

PROXY                       ASHWORTH, INC.                 PROXY
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gerald W. Montiel and A. John Newman as proxies with the power to appoint their substitutes and hereby authorizes them to represent and vote, as designated below, all of the shares of Common Stock of Ashworth, Inc., held by the undersigned on March 17, 1997, at the Annual Meeting of Stockholders to be held on April 29, 1997, or any adjournment thereof, with like effect as if the undersigned were personally present and voting upon the following matters.

  1. ELECT DIRECTORS to serve until the Annual Meeting of Stockholders to be held in the year 2000 and until their successors have been duly elected and qualified.

        / / FOR JOHN M. HANSON, JR.     / / WITHHOLD AUTHORITY
                                   TO VOTE FOR JOHN M. HANSON, JR.

        / /FOR RANDALL L. HERREL, SR.   / / WITHHOLD AUTHORITY
                                   TO VOTE FOR RANDALL L. HERREL, SR.

  2. TRANSACT such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF JOHN M. HANSON, JR., AND RANDALL
L. HERREL, SR., AS DIRECTORS.

THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement furnished herewith.

                            Dated:                            , 1997



                            Signature(s) of Stockholder(s)

                            Signature(s) should agree with the
                            name(s) printed hereon. Executors,
                            administrators, trustees, guardians and
                            attorneys should indicate when signing.
                            Attorneys should submit powers of
                            attorney.

                            PLEASE SIGN AND RETURN THIS PROXY IN THE
                            ENCLOSED PREADDRESSED ENVELOPE.  THE
                            GIVING OF A PROXY WILL NOT AFFECT YOUR
                            RIGHT TO VOTE IN PERSON IF YOU ATTEND THE
                            MEETING OR TO SUBMIT A LATER DATED
                            REVOCATION OR AMENDMENT TO THIS PROXY ON
                            ANY OF THE ISSUES SET FORTH ABOVE.